Exhibit 99.1

Albireo Submits for U.S. FDA and EMA Product Approval of Once-Daily Odevixibat for PFIC

- Data on PFIC types 1, 2, 3 submitted to support use across a wide range of patients -

- EMA grants accelerated assessment, validates Marketing Authorization Application for odevixibat with orphan designation and access to PRIority MEdicines (PRIME) -

- FDA has granted odevixibat Fast Track, Rare Pediatric Disease and Orphan Drug Designations -

- Largest PFIC patient database shows improvements in quality of life measures, including growth and liver parameters observed with long-term odevixibat administration -

BOSTON — December 8, 2020 — Albireo Pharma, Inc. (Nasdaq: ALBO), a clinical-stage rare liver disease company developing novel bile acid modulators, today announced it has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) and a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) seeking approval of odevixibat for the treatment of patients with progressive familial intrahepatic cholestasis (PFIC). Odevixibat is a potent, once-daily, non-systemic ileal bile acid transport inhibitor (IBATi) being developed to treat rare pediatric cholestatic liver diseases, including PFIC, biliary atresia and Alagille syndrome. The EMA has validated the odevixibat MAA on the accelerated assessment timeline, which begins the formal review process. With FDA and EMA regulatory submissions complete, odevixibat has the potential to become the first approved drug treatment for patients with PFIC in the U.S and Europe.

Odevixibat has previously received Fast Track, Rare Pediatric Disease and Orphan Drug Designations in the U.S. In addition to PFIC, odevixibat has Orphan Drug Designations for the treatment of Alagille Syndrome, biliary atresia and primary biliary cholangitis. The EMA has granted odevixibat accelerated assessment, Orphan Designation, as well as access to the PRIority MEdicines (PRIME) scheme for the treatment of PFIC. The EMA’s Pediatric Committee has agreed to Albireo’s odevixibat Pediatric Investigation Plans for PFIC and biliary atresia. With U.S. and EU regulatory submissions for odevixibat in PFIC completed, the Company anticipates potential regulatory approvals, issuance of a rare pediatric disease priority review voucher and launch in the second half of 2021.

“We have completed both the U.S. and EU regulatory submissions in record time, which speaks to the Albireo team’s commitment to providing children with different forms of PFIC a treatment option as quickly as possible,” said Ron Cooper, President and Chief Executive Officer of Albireo. “With randomized, placebo-controlled PEDFIC data, Orphan Designations in both the U.S. and EU, accelerated assessment and access to the PRIME scheme in the EU and Fast Track designation in the U.S., we’re on track for potential approval, launch and broad global access to odevixibat for PFIC patients in the second half of 2021.”

Phase 3 data was recently presented at the AASLD that showed a durable response to odevixibat in patients with PFIC. Full results from PEDFIC 1, the first and largest, global, Phase 3 study ever conducted in PFIC, confirm both U.S. and EU primary endpoints were met in the randomized, double-blind, placebo-controlled trial. Additionally, long-term data from PEDFIC 2, an open-label Phase 3 extension study, demonstrate continued and durable reductions in sBAs, improvements in pruritus assessments and encouraging markers of liver and growth function in patients treated up to 48 weeks. Across both studies, odevixibat was generally well tolerated, and treatment-emergent adverse events (TEAEs) were mostly mild or moderate. Collectively, these studies reaffirm odevixibat’s potential to be the first drug treatment approved for patients living with PFIC, a devastating disease which is currently treated with surgical options including liver transplantation.

“With strong data from the first and largest global Phase 3 study ever conducted in PFIC, we have a comprehensive database that has the potential to influence the way PFIC is treated, the use of odevixibat and how reimbursement will be achieved,” added Cooper. “We are grateful to the patients, families and investigators for their involvement in our mission to bring hope to families and reduce disease burden. Beyond PFIC, we are poised to initiate our Phase 3 trial in Alagille syndrome by end of year, expanding our pivotal programs across three rare liver diseases.”

Odevixibat is also currently being evaluated in the ongoing PEDFIC 2 Phase 3 open-label trial in patients with PFIC, and the BOLD Phase 3 trial in patients with biliary atresia. The Phase 3 trial of odevixibat in Alagille syndrome will be the third pivotal trial of odevixibat. The Company also provides an Expanded Access Program for eligible patients with PFIC in the U.S., Canada, Australia and Europe.

About PFIC

Progressive familial intrahepatic cholestasis (PFIC) is a rare disorder that causes progressive, life-threatening liver disease. Patients have impaired bile flow, or cholestasis, caused by genetic mutations. The resulting bile build-up in liver cells causes liver disease and symptoms. The most prominent and problematic ongoing manifestation of the disease is pruritus, or intense itching, which often results in a severely diminished quality of life. Other symptoms include jaundice, poor weight gain and slowed growth. In many cases, PFIC leads to cirrhosis and liver failure within the first 10 years of life, and nearly all people with PFIC require treatment before age 30. There are no drugs currently approved for PFIC, only surgical options that include partial external biliary diversion (PEBD) and liver transplantation. Additional information on PFIC is available at https://www.pficvoices.com.

About Biliary Atresia

Biliary atresia is a rare pediatric liver disease with symptoms typically developing about two to eight weeks after birth. Damaged or absent bile ducts outside the liver result in bile and bile acids being trapped inside the liver, quickly resulting in cirrhosis, and even liver failure. Children have clay-colored or no color in their stools, jaundice among other things and a few patients are pruritic. Biliary atresia is the most common pediatric cholestatic liver disease and is the leading cause of liver transplants among children as there are no approved drug treatments.

About Alagille Syndrome

Alagille Syndrome (ALGS) is a rare multisystem genetic disorder that can affect the liver, heart, skeleton, eyes, central nervous system, kidneys, and facial features. Liver damage is caused by a paucity of bile ducts preventing bile flow from the liver to the small intestine. Approximately 95 percent of patients with ALGS present with chronic cholestasis, usually within the first three months of life, and up to 88 percent also present with severe, intractable pruritus. Currently, there are no approved drug treatments.

About Odevixibat

Odevixibat is an investigational product candidate being developed to treat rare pediatric cholestatic liver diseases, including progressive familial intrahepatic cholestasis (PFIC), biliary atresia and Alagille syndrome. A potent, once-daily, non-systemic ileal bile acid transport inhibitor (IBATi), odevixibat acts locally in the small intestine. Odevixibat does not require refrigeration and can be taken as a capsule for older children, or opened and sprinkled onto food, which are factors of key importance for adherence in a pediatric patient population. Odevixibat is currently being evaluated in the ongoing PEDFIC 2 open-label trial (NCT03659916) and the BOLD Phase 3 trial in patients with biliary atresia (NCT04336722). Initiation of a pivotal Phase 3 trial of odevixibat for Alagille syndrome is also anticipated by the end of 2020.

About Albireo

Albireo Pharma is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases, and other adult liver diseases and disorders. Albireo’s lead product candidate, odevixibat, is being developed to treat rare pediatric cholestatic liver diseases and is in Phase 3 development in progressive familial intrahepatic cholestasis (PFIC) and biliary atresia, and the first site initiation for the Phase 3 trial in Alagille syndrome is planned for this month. The Company expects to complete IND-enabling studies for new preclinical candidate A3907 this year and plans to advance development in adult liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2020 Best Places to Work in Massachusetts for the second consecutive year. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of odevixibat or any other Albireo product candidate or program, including regarding expectations regarding the impact of COVID-19 on our business and our ability to adapt our approach as appropriate; the Phase 3 clinical program for odevixibat in patients with PFIC, the pivotal trial for odevixibat in biliary atresia (BOLD), and the planned pivotal trial for odevixibat in Alagille syndrome; the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for odevixibat in PFIC, the pivotal trial for odevixibat in biliary atresia, the planned pivotal trial for odevixibat in Alagille syndrome; the potential approval and commercialization of odevixibat; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of odevixibat or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential effects of odevixibat of the treatment of PFIC patients and its potential to improve the current standard of care; the potential benefits of an orphan drug designation; the potential issuance of a rare pediatric disease priority review voucher; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of odevixibat to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of odevixibat; whether either or both of the FDA and EMA will determine that the primary endpoint for their respective evaluations and treatment duration of the double-blind Phase 3 trial in patients with PFIC are sufficient to support approval of odevixibat in the United States or the European Union, to treat PFIC, a symptom of PFIC, a specific PFIC subtype(s) or otherwise; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of odevixibat, including the pivotal program in biliary atresia or the planned pivotal program in Alagille syndrome, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or European Union; delays or other challenges in the recruitment of patients for, or the conduct of, company’s clinical trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement, except as required by applicable law.

###

Media Contact:
Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com

Lisa Rivero, 617-947-0899, lisa.rivero@syneoshealth.com

Investor Contact:

Hans Vitzthum, LifeSci Advisors, LLC., 857-272-6177